UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    September 19, 2012

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2012, Leucadia National Corporation (the “Company”) entered into an agreement with Fortescue Metals Group Ltd (“Fortescue”), its subsidiary, Chichester Metals Pty Ltd (“Chichester”), and Andrew Forrest pursuant to which (i) Chichester will redeem its 2006  royalty note maturing in August 2019 held by a subsidiary of the Company for aggregate cash consideration of $715,000,000 and (ii) the parties will settle all pending litigation and disputes without any additional payment.  Closing of the redemption and settlement is subject to certain conditions, including the closing of Fortescue’s new credit facility commitment announced on September 18, 2012 by Fortescue, which Fortescue expects to occur during the fourth quarter of 2012.  Should the closing occur, the Company expects to record a pre-tax gain of approximately $526,000,000.

A copy of the agreement is filed herewith as Exhibit 10.1 and a copy of the press release issued by the Company on September 19, 2012 announcing the execution of the agreement is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	Deed of Release, Termination and Settlement dated 19 September 2012 between Fortescue Metals Group Ltd (Fortescue) and Chichester Metals Pty Ltd (Chichester), and John Andrew Henry Forrest (Forrest) and Leucadia National Corporation (Leucadia) and Baldwin Enterprises Inc. (Baldwin).

99.1	Press Release issued by Leucadia National Corporation on September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2012

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

10.1	Deed of Release, Termination and Settlement dated 19 September 2012 between Fortescue Metals Group Ltd (Fortescue) and Chichester Metals Pty Ltd (Chichester), and John Andrew Henry Forrest (Forrest) and Leucadia National Corporation (Leucadia) and Baldwin Enterprises Inc. (Baldwin).

99.1	Press Release issued by Leucadia National Corporation on September 19, 2012.

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